Exhibit 10.1

SECOND AMENDED AND RESTATED INVESTMENT MANAGEMENT TRUST AGREEMENT

This second amended and restated investment management trust agreement (“Agreement”) is made as of April 10, 2017, by and between Committed Capital Acquisition Corporation II (the “Company”), a Delaware corporation, and Continental Stock Transfer & Trust Company (“Trustee”) located at 17 Battery Place, New York, New York 10004. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement.

WHEREAS, the Company’s initial registration statement, as amended, on Form S-1, No. 333-192586 (the “Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of April 10, 2014 by the Securities and Exchange Commission (“Commission”); and

WHEREAS, Broadband Capital Management LLC (“BCM”) acted as the representative of the underwriters in the IPO pursuant to an underwriting agreement (the “Underwriting Agreement”); and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), $40,000,000 of the gross proceeds of the IPO were previously delivered to the Trustee to be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company and the holders of the Company’s shares of common stock, par value $0.00001 per share (the “Common Stock”), issued in the IPO as hereinafter provided and, in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes (the “Colorado Statute”, a copy of which is attached to this Agreement and expressly made a part hereof) (the aggregate amount to be delivered to the Trustee will be referred to herein as the “Property”; the public stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders”; and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”), pursuant to the investment management trust agreement as of April 10, 2014 (the “Original Agreement”);

WHEREAS, the expenses of the Company relating to the IPO and its initial acquisition of one or more operating business or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction (the “Initial Business Transaction”) will be covered solely by loans made from time to time by BCM and interest accrued on the Property in the Trust Account;

WHEREAS, the Company and the Trustee are entering into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

WHEREAS, on April 8, 2016, holders of the Company’s Common Stock voted to (i) extend the date before which the Company must complete a business transaction from April 10, 2016 to April 10, 2017 (the “Current Termination Date”), and provide that the date for cessation of operations of the Company if the Company has not completed a business transaction would similarly be extended, (ii) allow holders of the Company’s public shares to redeem their public shares for a pro rata portion of the funds available in the Trust Account, and authorize the Company and the Trustee to disburse such redemption payments, and (iii) amend and restate the Original Agreement (the “Amended Agreement”) to permit distributions from the trust account to pay public stockholders properly demanding redemption in connection with such extension; and extend the date on which to commence liquidating the trust account in the event the Company had not consummated a business transaction;

WHEREAS, the Company has sought the approval of its holders of Common Stock at a meeting of its stockholders (the “Stockholder Meeting”) to: (i) extend the date before which the Company must complete a business transaction to April 10, 2019 (the “Extended Termination Date”), and provide that the date for cessation of operations of the Company if the Company has not completed a business transaction would similarly be extended, (ii) allow holders of the Company’s public shares to redeem their public shares for a pro rata portion of the funds available in the Trust Account, and authorize the Company and the Trustee to disburse such redemption payments in connection with (a) the proposal to amend the Company’s amended and restated certificate of incorporation and (b) a second redemption opportunity on the earlier of July 10, 2017 and the consummation of a Business Transaction (the “Second Redemption”) (together with clause (i), the “Extension Amendment”) and (iii) amend and restate the Amended Agreement to permit distributions from the trust account to pay public stockholders properly demanding redemption in connection with (i) the Extension Amendment and (ii) the Second Redemption; and extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business transaction from the Current Termination Date to the Extended Termination Date (the “Trust Amendment”);

WHEREAS, holders of at least sixty-five percent (65%) of the Company’s outstanding shares of Common Stock approved the Trust Amendment and the Extension Amendment; and

WHEREAS, the parties desire to amend and restate the Amended Agreement to, among other things, reflect amendments to the Amended Agreement contemplated by the Trust Amendment.

NOW THEREFORE, IT IS AGREED:

1.       Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Statute, in Trust Accounts which shall be established by the Trustee at JP Morgan Chase Bank, NA and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, as determined by the Company, and/or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so, so long as the Company shall have advanced funds sufficient to pay the Trustee’s expenses incident thereto;

(h) Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of, and amounts in, the Trust Account, reflecting all receipts and disbursements of the Trust Account; and

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by an executive officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed by the Company; provided, however, that in the event that a Termination Letter has not been received by the Trustee by 11:59 p.m., New York City time, on the Extended Termination Date, the Trust Account shall be liquidated as soon as practicable thereafter in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders of record at the close of trading (4:00 p.m., New York City time) on the Extended Termination Date. For the purposes of clarity, any transmission of such Termination Letter electronically, whether by facsimile, electronic mail (e-mail), PDF or otherwise, shall constitute an original of such Termination Letter or other notice hereunder.

2.       Limited Distributions of Income from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, and subject to the limitations set forth in this Agreement, the Trustee shall distribute to the Company by wire transfer from the Trust Account the amount necessary to cover any income or franchise tax obligation owed by the Company and, to the extent there is not sufficient cash in the Trust Account to pay such income or franchise tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution.

(b) Subject to the limitations set forth in this Agreement, the Company may withdraw funds from the Trust Account for working capital purposes by delivery of Exhibit C to the Trustee.

(c) The distributions referred to in Sections 2(a) and 2(b) shall be made only from income collected on the Property.

(d) The Trustee shall, only after and promptly after receipt of, and only in accordance with, the terms of a letter, in a form substantially similar to that attached hereto as Exhibit D, signed on behalf of the Company by an executive officer and in accordance with the written instruction of the Company, disburse to the Public Stockholders of record as of the record date for the Stockholder Meeting pursuant to which the Trust Amendment and the Extension Amendment were approved who (A) elected to exercise their redemption rights in connection with the Extension Amendment and the Trust Amendment and (B) tendered their stock certificate(s) in accordance with the provisions set forth in the proxy statement for the Stockholder Meeting, the amount indicated by the Company as required to pay such Public Stockholders. For the purposes of clarity, any transmission of such letter electronically, whether by facsimile, electronic mail (e-mail), PDF or otherwise, shall constitute an original of such letter hereunder.

(e) The Trustee shall, only after and promptly after receipt of, and only in accordance with, the terms of a letter, in a form substantially similar to that attached hereto as Exhibit E, signed on behalf of the Company by an executive officer and in accordance with the written instruction of the Company, disburse to the Public Stockholders of record as of the Second Redemption Date who (A) elected to exercise their redemption rights in connection with the Second Redemption and (B) tendered their stock certificate(s) in accordance with the provisions set forth in the tender offer or other documents mailed to the Public Stockholders in connection with the Second Redemption, the amount indicated by the Company as required to pay such Public Stockholders. For the purposes of clarity, any transmission of such letter electronically, whether by facsimile, electronic mail (e-mail), PDF or otherwise, shall constitute an original of such letter hereunder.

(f) In no event shall the payments authorized by Sections 2(a) and 2(b) cause the amount in the Trust Account to fall below the amount initially deposited into the Trust Account. Except as provided in Sections 2(a), 2(b), 2(d) and 2(e) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

(g) The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to such funds, and the Trustee has no responsibility to look beyond said request.

3.       Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing or the electronic equivalent, signed by the Company’s Chief Executive Officer and President or Secretary and as specified in Section 1(i). In addition, except with respect to its duties under Sections 1(i), 2(a), 2(b), 2(d) and 2(e) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal, electronic or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to the provisions of Section 5, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action taken by the trustee hereunder or any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s bad faith, gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this section, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the prior written consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto;

(d) In connection with the vote, if any, of the Company’s stockholders regarding an Initial Business Transaction, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Initial Business Transaction; and

(e) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement.

4. Limitations of Liability.

(a) The Trustee shall have no responsibility to take (and shall have no liability for taking) any of the following actions:

(1) In its capacity as Trustee, perform duties, inquire or otherwise be subject to the provisions of any agreement or document (and no such obligations shall be implied), other than this Agreement and that which is expressly set forth herein;

(2) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own bad faith, gross negligence or willful misconduct;

(3) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property, unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced to it funds sufficient to pay any expenses incident thereto;

(4) Change the investment of any Property, other than in compliance with Section 1(c);

(5) Refund any depreciation in principal of any Property for so long as the Property was held in the Trust Account in accordance with the terms of this Agreement;

(6) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(7) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(8) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 2(a), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority;

(9) Pay or report any taxes on behalf of the Trust Account other than pursuant to Section 2(a); and

(10) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 2(a), 2(b), 2(d) or 2(e).

(b) The Trustee shall not be liable for taking any actions in accordance with Section 4(a) above. Furthermore, the Trustee shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct and except in breach of the terms of this Agreement. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, (which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

5. No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

7. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. The Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 2(a), 2(b), 2(c), 2(d) and 2(e) (which may not be modified, amended or deleted without the affirmative vote of 65% of the then outstanding shares of Common Stock; provided that no such amendment will affect any Public Stockholder who has otherwise either (i) indicated his election to redeem his shares of Common Stock in connection with a stockholder vote sought to amend this Agreement or (ii) not consented to any amendment to this Agreement to extend the time he would be entitled to a return of his pro rata amount in the Trust Account), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury and the right to set-off as a defense. The Trustee may request an opinion from Company counsel as to the legality of any proposed amendment as a condition to its executing such amendment.

(d) The parties hereto consent to the personal jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e) Unless otherwise specified herein, any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt or delivery confirmation requested), by hand delivery or by electronic or facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson, Chairman, and
Frank A. DiPaolo, Vice President
Fax No.: (212) 509-5150

if to the Company, to:

Committed Capital Acquisition Corporation II
c/o Broadband Capital Management LLC
370 Lexington Avenue, Suite 1208

New York, New York 10017
Attn: Michael Rapoport
Fax No.: (212) 159-2020

with a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Fax: 212-692-6732
Attn: Jeffrey P. Schultz, Esq.

(e) This Agreement may not be assigned by the Trustee without the prior written consent of the Company.

(f) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Trustee has a claim against the Company under this Agreement, the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

(g) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(i) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(j) The Company has also retained the Trustee to serve as its stock transfer agent and warrant agent and shall pay the fees set forth in Schedule A for such services. Additionally, the Trustee has agreed to provide all services, including, but not limited to: the mailing of proxy or tender documents to registered holders, all wires in connection with an Initial Business Transaction and maintaining the official record of the exercise of redemption rights and stockholder voting (if applicable).

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, as Trustee

By:	/s/ Francis E. Wolf, Jr.
Name: Francis E. Wolf, Jr.
Title: Vice President

COMMITTED CAPITAL acquisition corpORATION II

By:	/s/ Michael Rapoport
Name: Michael Rapoport
Title: Chief Executive Officer

SCHEDULE A[1]

Fee Item	Time and method of payment	Amount
IPO closing fee	Consummation of IPO by wire transfer of funds.	$3,500
Annual trustee fee	$5,000 due upon execution of the IMTA and then at each anniversary. Balance of fee deferred until either consummation of business transaction, or termination.	$8,000 ($3,000 p.a. deferred)
Share transfer agent fee	First year cumulative fee $3,600 payable by wire transfer upon closing of the IPO thereafter. $300 payable monthly when invoiced. Balance of $100 monthly/ $1,200 annually deferred until either consummation of business transaction, or termination.	$400 ($100 p.a. deferred)
Warrant agent fee	Monthly by check or wire transfer of funds.	$200
All services in connection with an Initial Business Transaction and/or all services in connection with liquidation of Trust Account if no Initial Business Transaction is consummated.	Upon final liquidation of the Trust Account but, if no Initial Business Transaction is consummated, only from interest earned on the Property or from the Company by wire transfer of funds.	Prevailing rates after consultation with the issuer and its counsel at the time of an Initial Business Transaction. The minimum fee shall be $3,500.

[1] NTD: Table to be updated?

[2] Only if stockholder vote held

EXHIBIT A

[Letterhead of Company]
[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson and Frank Di Paolo

Re:	Trust Account No. [ ] - Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Second Amended and Restated Investment Management Trust Agreement, between Committed Capital Acquisition Corporation II (“Company”) and Continental Stock Transfer & Trust Company, dated as of [_________], 2017 (as amended, the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [ ] (the “Target Businesses”) to consummate an Initial Business Transaction with the Target Businesses on or before [ ] (the “Consummation Date”). This letter shall serve as the notice required with respect to the Initial Business Transaction. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments on [ ] and to transfer the entire proceeds to the above referenced Trust checking account at [ ] to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the Trust checking account awaiting distribution, the Company will not earn any interest or dividends.

On or before the Consummation Date: (i) counsel for the Company shall deliver to you (a) an affidavit which verifies the vote of the Company’s stockholders in connection with the Initial Business Transaction (if applicable)[2], (b) written notification that the Initial Business Transaction has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated and (c) notice that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met (if applicable), and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event the Initial Business Transaction is not consummated by 11:59 p.m. on the Consummation Date and we have not notified you of a new Consummation Date, then the funds held in the Trust checking account shall be reinvested as provided for by the Trust Agreement as soon as practicable thereafter.

Very truly yours,

COMMITTED CAPITAL ACQUISITION CORPORATION II

By:
Name:
Title:

CC:	Broadband Capital Management LLC

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson and Frank Di Paolo

Re:	Trust Account No. [ ] - Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Second Amended and Restated Investment Management Trust Agreement, between Committed Capital Acquisition Corporation II (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [_________], 2017 (as amended, the “Trust Agreement”), this is to advise you that the Company has been unable to effect an Initial Business Transaction with a Target Company within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account on [ ] and to transfer the total proceeds to the Trust checking account at [ ] for distribution to the stockholders. The Company has selected [ ] as the record date for the purpose of determining the stockholders entitled to receive their pro rata share of the liquidation proceeds. You agree to be the paying agent of record and in your separate capacity as paying agent, to distribute said funds directly to the Company’s stockholders (other than with respect to the initial, or insider, shares) in accordance with the terms of the Trust Agreement, the Certificate of Incorporation and the fee set forth on Schedule A. Upon the distribution of all of the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

COMMITTED CAPITAL ACQUISITION CORPORATION II

By:
Name:
Title:

CC:	Broadband Capital Management LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven Nelson and Frank DiPaolo

Re:	Trust Account No. [ ]

Gentlemen:

Pursuant to Section 2(a) or 2(b) of the Second Amended and Restated Investment Management Trust Agreement, between Committed Capital Acquisition Corporation II (“Company”) and Continental Stock Transfer & Trust Company, dated as of [_________], 2017 (as amended, the “Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds [to pay for the tax obligations as set forth on the attached tax return or tax statement] or [for working capital purposes]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

COMMITTED CAPITAL ACQUISITION CORPORATION II

By:
Name:
Title:

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson and Frank Di Paolo

Re:	Trust Account No. [ ]

Gentlemen:

Pursuant to Section 2(d) of the Second Amended and Restated Investment Management Trust Agreement between Committed Capital Acquisition Corporation II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [_________], 2017 (the “Trust Agreement”), this is to advise you that in connection with the Extension Amendment and the Trust Amendment and in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate $_____ of the Trust Account on April __, 2017 and to transfer $_____ of the proceeds of the Trust to the Trust checking account at [______] for distribution to the stockholders that have requested redemption of their shares in connection with the Extension Amendment and the Trust Amendment. It is acknowledged and agreed that while such funds are on deposit in the Trust checking account awaiting distribution, the Company will not earn any interest or dividends on such funds.

On or before the date for liquidation referenced above, the Company shall deliver to you (a) an affidavit which verifies the vote of the Company’s stockholders in connection with the Extension Amendment and the Trust Amendment, (b) written notification that the Extension Amendment and the Trust Amendment are effective, and (c) written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You agree to be the paying agent of record and in your separate capacity as paying agent to distribute said funds on the date for liquidation referenced above directly to the Company’s stockholders (other than with respect to the initial, or insider shares) in accordance with the Instruction Letter, terms of the Trust Agreement, the Certificate of Incorporation of the Company and the fees set forth on Schedule A to the Trust Agreement. In the event certain deposits held in the Trust Account may not be liquidated on such date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account or be distributed immediately and the penalty incurred.

[Signature page follows]

Very truly yours,

COMMITTED CAPITAL ACQUISITION CORPORATION II

By:
Name:
Title:

cc:	Broadband Capital Management LLC

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson and Frank Di Paolo

Re:	Trust Account No. [ ]

Gentlemen:

Pursuant to Section 2(e) of the Second Amended and Restated Investment Management Trust Agreement between Committed Capital Acquisition Corporation II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [_________], 2017 (the “Trust Agreement”), this is to advise you that in connection with the Second Redemption and in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate $_____ of the Trust Account on April __, 2017 and to transfer $_____ of the proceeds of the Trust to the Trust checking account at [______] for distribution to the stockholders that have requested redemption of their shares in connection with the Second Redemption. It is acknowledged and agreed that while such funds are on deposit in the Trust checking account awaiting distribution, the Company will not earn any interest or dividends on such funds.

On or before the date for liquidation referenced above, the Company shall deliver to you (a) an affidavit which verifies the vote of the Company’s stockholders in connection with the Extension Amendment and the Trust Amendment, (b) written notification that the Extension Amendment and the Trust Amendment are effective, and (c) written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You agree to be the paying agent of record and in your separate capacity as paying agent to distribute said funds on the date for liquidation referenced above directly to the Company’s stockholders (other than with respect to the initial, or insider shares) in accordance with the Instruction Letter, terms of the Trust Agreement, the Certificate of Incorporation of the Company and the fees set forth on Schedule A to the Trust Agreement. In the event certain deposits held in the Trust Account may not be liquidated on such date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account or be distributed immediately and the penalty incurred.

[Signature page follows]

Very truly yours,

COMMITTED CAPITAL ACQUISITION CORPORATION II

By:
Name:
Title:

cc:	Broadband Capital Management LLC

EXHIBIT F

AUTHORIZED INDIVIDUAL(S)		AUTHORIZED
FOR TELEPHONE CALL BACK		TELEPHONE NUMBER(S)

Company:

Committed Capital Acquisition Corporation II
370 Lexington Avenue, Suite 1208 New York, New York 10017
Attn:	Michael Rapoport, Chief Executive Officer	(212) 759-2020
	Philip Wagenheim, President and Secretary	(212) 759-2020

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Attn:	Jeffrey P. Schultz, Esq.	(212) 692-6732

Trustee:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:	Frank Di Paolo, Vice President	(212) 845-3270